Exhibit 10.4

RESTRICTED INCENTIVE UNIT AGREEMENT

    THIS RESTRICTED INCENTIVE UNIT AGREEMENT (this “Agreement”) is entered into by and between EnLink Midstream, LLC, a Delaware limited liability company (the “Company”), and ______________________ (“Participant”) as of the Grant Date (as defined below).

WITNESSETH:

WHEREAS, the EnLink Midstream, LLC 2014 Long-Term Incentive Plan was adopted by the Company, effective February 5, 2014 (as amended, the “Plan”), for the benefit of certain employees and consultants of the Company or its Affiliates (as defined in the Plan), and non-employee directors of EnLink Manager (as defined in the Plan), the managing member of the Company; and

    WHEREAS, the Committee (as defined in the Plan) is responsible for granting Awards (as defined in the Plan) in accordance with the Plan; and

    WHEREAS, Participant is eligible to participate in the Plan and the Committee has authorized the grant to Participant of the “Subject Award” (as defined in Section 2 of this Agreement) of Restricted Incentive Units, containing certain restrictions, pursuant to the Plan and upon the terms set forth herein.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Company and Participant hereby agree as follows:

    1.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Plan.

“Cause” shall have the meaning ascribed to such term (i) in the Severance Agreement (which meaning shall include any procedural aspects for establishing a termination for Cause pursuant to the Severance Agreement), or (ii) in the Plan if no Severance Agreement exists.

“Change in Control” shall have the meaning ascribed to such term (i) in the Change in Control Agreement (which meaning shall include any procedural aspects for establishing a termination for Change in Control pursuant to the Change in Control Agreement), or (ii) in the Plan if no Change in Control Agreement exists.

“Change in Control Agreement” means (i) the Change in Control Agreement, as amended, if any, between Participant and EnLink Midstream Operating, LP, a Delaware limited partnership (or its successor), that is in effect as of the Grant Date or (ii) if Participant is not a party to a Change in Control Agreement contemplated in clause (i) of this definition, the most recent form of change in control agreement that has been included as an exhibit to the Company’s filings with the U.S. Securities and Exchange Commission prior to the Grant Date.

“Company Group” means the Company, EnLink Midstream Manager, LLC, EnLink Midstream Partners, LP, EnLink Midstream GP, LLC, EnLink Midstream Operating, LP and each of their respective direct or indirect subsidiaries.

“Early Retirement” means (i) Participant’s Retirement on or after his or her attainment of age 55, and (ii) immediately prior to such Retirement, the number of such Participant’s years of continuous service with the Company or its Affiliates (including continuous service with a predecessor employer that is taken into account pursuant to an acquisition or other transaction agreement) equals or exceeds 10 years. For the avoidance of doubt, a Normal Retirement shall be deemed to occur, if at all, to the extent Participant meets the applicable age and service requirements to be eligible for both Early Retirement and Normal Retirement.
“Good Reason” (i) shall have the meaning ascribed to such term in the Severance Agreement (which meaning shall include any procedural aspects for establishing a termination for Good Reason pursuant to the Severance Agreement), or, (ii) if no Severance Agreement exists, then shall mean any of the following, without Participant’s consent: (w) a material reduction in Participant’s base annual salary; (x) a material adverse change in Participant’s authority, duties, or responsibilities (other than temporarily while Participant is physically or mentally incapacitated or as required by applicable law); (y) a material breach by the Company of any material provision of this Agreement (or by a member of the Company Group of any material provision of any other written agreement between Participant and any member of the Company Group regarding his or her services thereto); or (z) the Company requires that Participant move his or her principal place of service to a location that is 30 or more miles from his or her current principal place of service and the new location is farther from his or her primary residence. Participant may not terminate his or her employment for “Good Reason” unless (A) Participant gives the Company written notice of the event within 30 days of the occurrence of the event, (B) the Company fails to remedy the event within 30 days following its receipt of the notice, and (C) Participant terminates his or her service with the Company and its Affiliates within 60 days following the Company’s receipt of written notice.

“Grant Date” means ______________.

“Intermediate Retirement” means (i) Participant’s Retirement on or after his or her attainment of age 60, and (ii) immediately prior to such Retirement, the number of such Participant’s years of continuous service with the Company or its Affiliates (including continuous service with a predecessor employer that is taken into account pursuant to an acquisition or other transaction agreement) is less than five years.

“Normal Retirement” means (i) Participant’s Retirement on or after his or her attainment of age 60, and (ii) immediately prior to such Retirement, the number of such Participant’s years of continuous service with the Company or its Affiliates (including continuous service with a predecessor employer that is taken into account pursuant to an acquisition or other transaction agreement) equals or exceeds 5 years; provided, however, that, a Normal Retirement will not occur if Participant’s Retirement occurs prior to the one-year anniversary of the Vesting Commencement Date unless the Committee approves the same in its sole discretion. For the avoidance of doubt, a Normal Retirement shall be deemed to occur, if at all, to the extent Participant meets the applicable age and service requirements to be eligible for both Early Retirement and Normal Retirement.
“Prorated Amount” means, (i) prior to the first anniversary of the Vesting Commencement Date, a number equal to the sum of (A) 33.3333% of the total number of outstanding Restricted Incentive Units granted hereunder (if a fractional number, then the next lower whole number) multiplied by a fraction (x) the numerator of which is the number of days that elapse from the Vesting Commencement Date to, as applicable, the date of a Qualifying Termination or the date of an Early Retirement or an Intermediate Retirement, and (y) the denominator of which is the full number of days beginning on the Vesting

Commencement Date and ending at the first anniversary of such date plus (B) 33.3333% of the total number of outstanding Restricted Incentive Units granted hereunder (if a fractional number, then the next lower whole number) multiplied by a fraction (x) the numerator of which is the number of days that elapse from the Vesting Commencement Date to, as applicable, the date of a Qualifying Termination or the date of an Early Retirement or an Intermediate Retirement, and (y) the denominator of which is the full number of days beginning on the Vesting Commencement Date and ending at the second anniversary of such date plus (C) the remaining 33.3334% of the total number of outstanding Restricted Incentive Units granted hereunder multiplied by a fraction (x) the numerator of which is the number of days that elapse from the Vesting Commencement Date to, as applicable, the date of a Qualifying Termination or the date of an Early Retirement or an Intermediate Retirement, and (y) the denominator of which is the full number of days beginning on the Vesting Commencement Date and ending at the third anniversary of such date, (ii) on or after the first anniversary of the Vesting Commencement Date and before the second anniversary of the Vesting Commencement Date, a number equal to the sum of (A) 50% of the total number of outstanding Restricted Incentive Units granted hereunder that have heretofore not yet vested (after taking into account any outstanding restrictive incentive units that vest on such date, if any) (if a fractional number, then the next lower whole number) multiplied by a fraction (x) the numerator of which is the number of days that elapse from the Vesting Commencement Date to, as applicable, the date of a Qualifying Termination or the date of an Early Retirement or an Intermediate Retirement, and (y) the denominator of which is the full number of days beginning on the Vesting Commencement Date and ending at the second anniversary of such date plus (B) the remaining 50% of the total number of outstanding Restricted Incentive Units granted hereunder that have heretofore not yet vested multiplied by a fraction (x) the numerator of which is the number of days that elapse from the Vesting Commencement Date to, as applicable, the date of a Qualifying Termination or the date of an Early Retirement or an Intermediate Retirement, and (y) the denominator of which is the full number of days beginning on the Vesting Commencement Date and ending at the third anniversary of such date, and (iii) on or after the second anniversary of the Vesting Commencement Date and before the third anniversary of the Vesting Commencement Date, a number equal to the total number of outstanding Restricted Incentive Units granted hereunder that have heretofore not yet vested (after taking into account any outstanding Restrictive Incentive Units that vest on such date, if any) multiplied by a fraction (x) the numerator of which is the number of days that elapse from the Vesting Commencement Date to, as applicable, the date of a Qualifying Termination or the date of an Early Retirement or an Intermediate Retirement, and (y) the denominator of which is the full number of days beginning on the Vesting Commencement Date and ending at the third anniversary of such date.

“Qualifying Disability” means, as applicable, the earliest to occur of: (i) Participant’s “disability” within the meaning of Treas. Reg. Section 1.409A-3(i)(4), or (ii) Participant’s Separation from Service that is incurred after Participant has become disabled and qualified to receive benefits under the Company’s long-term disability plan.

“Qualifying Termination” means Participant’s Separation from Service with the Company and its Affiliates due to (i) an involuntary termination of Participant by the Company or its Affiliates for reasons other than Cause or Qualifying Disability, or (ii) a termination by Participant for Good Reason.

“Retirement” means Participant’s Separation from Service with the Company and its Affiliates for reasons other than Cause due to his or her retirement; provided that (i) Participant provides the Company with at least 90 days’ advance written notice of such retirement, which notice may be waived by the Chief Executive Officer of EnLink Manager and (ii) such retirement is otherwise approved by the Chief Executive Officer of EnLink Manager in his or her sole discretion. Notwithstanding any provision herein to the contrary, Participant will not be eligible to receive any benefits hereunder with respect to

Early Retirement or Intermediate Retirement, if such Participant is eligible to receive benefits with respect to Normal Retirement under any other Award.

“Retirement Conditions” means, with respect to Participant’s Retirement, (i) Participant’s compliance with Schedule A through the date of his or her Retirement and (ii) solely if requested by the Company in its sole discretion, Participant shall deliver to the Company, prior to his or her Retirement, an acknowledgment of his or her obligations to comply with Schedule A (it being understood that Participant agrees to the terms and conditions set forth in Schedule A if he or she engages in Early Retirement, Intermediate Retirement, or Normal Retirement regardless of whether he or she delivers any such acknowledgment).

“Separation from Service” shall have the meaning ascribed to such term in the guidance issued under Section 409A of the Code.

“Severance Agreement” means (i) the Severance Agreement, as amended, if any, between Participant and EnLink Midstream Operating, LP, a Delaware limited partnership (or its successor), that is in effect as of the Grant Date or (ii) if Participant is not a party to a Severance Agreement contemplated in clause (i) of this definition, the most recent form of severance agreement that has been included as an exhibit to the Company’s filings with the U.S. Securities and Exchange Commission prior to the Grant Date.
“Vesting Commencement Date” means _______________.

    2.    Restricted Incentive Unit Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby grants to Participant, and Participant hereby accepts, an award of __________ Restricted Incentive Units (the “Subject Award”). The Restricted Incentive Units granted hereunder shall be evidenced by the Committee in a book entry or in such other manner as the Committee may determine.

    3.    Vesting/Forfeiture.

        (a)    In General. The Restricted Incentive Units that comprise the Subject Award shall be subject to a Restriction Period that shall commence on the Grant Date and terminate, in part (i) with regard to 33.3333% of such Restricted Incentive Units (if a fractional number, then the next lower whole number), on the first anniversary of the Vesting Commencement Date, (ii) with regard to 33.3333% of such Restricted Incentive Units (if a fractional number, then the next lower whole number), on the second anniversary of the Vesting Commencement Date, and (iii) with regard to the remainder of such Restricted Incentive Units, on the third anniversary of the Vesting Commencement Date, in each case, if Participant is in the continuous service of the Company or its Affiliates until such vesting date or the date on which the earliest event occurs in accordance with and pursuant to Section 3(b) below.

(b)    Separation from Service; Special Vesting/Forfeiture Conditions. The Restricted Incentive Units (to the extent unvested under Section 3(a) for purposes of the remainder of this Section 3(b)) shall be forfeited to the Company at no cost to the Company or Participant if Participant experiences a Separation from Service with the Company and its Affiliates prior to the termination of the Restriction Period applicable to such Restricted Incentive Units; provided, however that the following vesting and forfeiture conditions shall apply in connection with a Qualifying Termination, Retirement, Change in Control, Participant’s death, or Qualifying Disability that occurs at a time when there are no grounds in existence for the involuntary termination of Participant (in good faith) by the Company or its Affiliates for Cause:

(i)    if a Qualifying Termination occurs during the Restriction Period, then a Prorated Amount of the Restricted Incentive Units shall become fully vested and the Restriction Period shall terminate;

(ii)    if a Retirement occurs during the Restriction Period that constitutes an Early Retirement or an Intermediate Retirement, then, subject to Participant satisfying the Retirement Conditions, a Prorated Amount of the Restricted Incentive Units shall become fully vested and the Restriction Period shall terminate;

(iii)    if a Retirement occurs during the Restriction Period that constitutes a Normal Retirement, then, subject to Participant satisfying the Retirement Conditions, the Restricted Incentive Units shall become fully vested and the Restriction Period shall terminate;

(iv)    if a Change in Control (and, in the case of a Delisting Change in Control, subject to the additional provisions in Section 3(c) below) occurs following the date hereof and prior to the events described in clauses (i) and (ii) of this Section 3(b), then the Restricted Incentive Units shall become fully vested upon the occurrence of either of the events described in clauses (i) and (ii) of this Section 3(b) and the Restriction Period shall terminate;

(v)    if Participant dies during the Restriction Period, then the Restricted Incentive Units shall become fully vested and the Restriction Period shall terminate; or

(vi)    if, during the Restriction Period, Participant’s Qualifying Disability occurs, then the Restricted Incentive Units shall become fully vested and the Restriction Period shall terminate.

(c)    Anything to the contrary herein notwithstanding, if a Change in Control that results in the Company ceasing to be listed on a national securities exchange occurs following the date hereof (a “Delisting Change in Control”), then upon any vesting and termination of the Restriction Period that otherwise occurs under Section 3(a) or 3(b), the Company shall pay (in securities of a successor or surviving Person that are listed on a national securities exchange or if no such securities exist, then in cash) Participant an amount equal to the Change of Control Price (as defined in the Plan) for each of the Restricted Incentive Units for purposes of Section 4 below.

(d)    Anything contained herein to the contrary notwithstanding (but subject to Section 15 of this Agreement), the Committee shall have the right to cancel all or any portion of any outstanding restrictions prior to the termination of such restrictions with respect to any or all of the Restricted Incentive Units on such terms and conditions as the Committee may, in writing, deem appropriate.

    4.    Payment. Upon the termination of the Restriction Period applicable to any Restricted Incentive Units granted hereunder, the restrictions applicable to such Restricted Incentive Units that have not been forfeited shall terminate and such unforfeited Restricted Incentive Units shall be vested for purposes of this Agreement. As soon as practicable thereafter, subject to the “Six-Month Delay Toggle” (as defined in Section 15 of this Agreement), such Units representing the number of Restricted Incentive Units with respect to which the restrictions have terminated shall be delivered to Participant no later than (i) if vesting occurs pursuant to Section 3(b), the 15th day of the third calendar month following the date on which vesting occurs and (ii) otherwise, 74 days following the date that is the relevant anniversary of the Vesting Commencement Date on which such restrictions shall have terminated. Such Units representing the number of Restricted Incentive Units with respect to which the restrictions have terminated shall be delivered, free of all such restrictions, to Participant or Participant’s beneficiary or estate, as the case may be (it being understood that the entry on the transfer agent’s books or the delivery of the certificate(s) with respect to such Units shall constitute delivery of such Units for purposes of this Agreement).

5.    Distribution Equivalent Payment Rights. The Subject Award granted hereunder includes a tandem award of Distribution Equivalent Rights with respect to each Restricted Incentive Unit that shall entitle Participant to receive cash payments equal to the cash distributions made by the Company (on a per Unit basis) in respect of its outstanding Units generally (“General Distributions”), as further described in this Section 5. Any such cash payments (“Distribution Equivalent Payments”) shall accrue from the Vesting Commencement Date on a quarterly basis as General Distributions are made and shall be paid to Participant on or about the 55th day following the end of the calendar quarter to which such payments relate (but in no event shall such payments be made more than 20 days prior to such 55th day or more than 30 days following such 55th day); provided, however, that no Distribution Equivalent Payments shall be payable to or on behalf of Participant with respect to any record date (or date of a General Distribution) occurring after the Vesting Commencement Date to the extent Participant has forfeited the Restricted Incentive Units pursuant to the terms of this Agreement or the Plan. The rights to receive Distribution Equivalent Payments with respect to any Restricted Incentive Units, as described in this Section 5, shall expire on the earlier of (a) the date on which such Restricted Incentive Units are forfeited or (b) the termination of the Restriction Period applicable to such Restricted Incentive Units, it being understood that to the extent such Restricted Incentive Units are not forfeited, the right to receive Distribution Equivalent Payments based on record dates prior to termination of such Restriction Period shall not expire.

    6.    Taxes.

        (a)    REPRESENTATION. PARTICIPANT REPRESENTS THAT PARTICIPANT IS NOT RELYING ON THE COMPANY OR ITS AFFILIATES FOR ANY TAX ADVICE IN CONNECTION WITH THE RESTRICTED INCENTIVE UNITS AND THAT PARTICIPANT HAS BEEN, OR IS OTHERWISE HEREBY, ADVISED TO CONSULT WITH ITS OWN TAX ADVISOR WITH RESPECT TO THE AWARD OF RESTRICTED INCENTIVE UNITS UNDER THIS AGREEMENT.

        (b)    Withholding Matters.

(i)    The Company, its Affiliates, as applicable, and Participant shall comply with all federal and state laws and regulations respecting the withholding, deposit, and payment of any income, employment (including Federal Insurance Contributions Act (“FICA”) taxes), or other taxes relating to the Subject Award, including with respect to Distribution Equivalent Payments described in Section 5 of this Agreement. Such withholding shall be made by the Company or its Affiliates in accordance with the applicable withholding laws and regulations that are in effect at the time such withholding is required. Participant shall pay to the Company or its Affiliates, or make arrangements satisfactory to the Company or its Affiliates regarding payment of, any such withholding with respect to (A) Distribution Equivalent Payments, and (B) the Restricted Incentive Units.

(ii)    Participant shall, to the extent permitted by law, have the right to elect for the Company or its Affiliates to withhold Units to which Participant is otherwise entitled upon the vesting of the Restricted Incentive Units (or Participant may deliver to the Company other unrestricted Units owned by Participant or deliver to the Company or its Affiliates Units that Participant has previously acquired), in each case valued at the Fair Market Value of such Units at the time of such withholding by, or delivery to, the Company or its Affiliates, to satisfy the obligation of Participant under Section 6(b)(i) of this Agreement (it being understood that the Fair Market Value of all such Units withheld or delivered may not exceed the amount of withholding due based on the withholding rate(s) applied by the Company, in its discretion, in accordance with the applicable withholding laws and regulations that are in effect at the time such withholding is required); provided, however, that in no event shall any Units (or cash) that may be delivered hereunder be used to satisfy any FICA taxes that become due as a result of Participant being or becoming eligible for Retirement, Qualifying Termination or Qualifying Disability without actually having undergone such termination. Any payment of required withholding taxes by Participant in the form of Units shall not be permitted if it would result in an accounting charge with respect to such Units used to pay such taxes unless otherwise approved by the Committee.

(iii)    Any provision of this Agreement to the contrary notwithstanding, if Participant does not otherwise satisfy the obligations of Participant under Section 6(b)(i) of this Agreement, Participant acknowledges and agrees that the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due from the Company or its Affiliates to or with respect to Participant, whether or not pursuant to this Agreement or the Plan and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to any Distribution Equivalent Payments or Restricted Incentive Units hereunder.

    7.    Non-Assignability. Neither the Subject Award nor the Restricted Incentive Units is assignable or transferable by Participant and the Restricted Incentive Units shall not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by Participant in any manner.

    8.    Entirety and Modification. This Agreement (including Schedule A hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, between such parties relating to such subject matter. Subject to Section 15.2 of the Plan, no modification, alteration, amendment or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

    9.    Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible, and such provision shall be deemed inoperative to the extent it is unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

    10.    Gender. Words used in this Agreement which refer to Participant and denote the male gender shall also be deemed to include the female gender or the neuter gender when appropriate.

    11.    Employment or Service. Nothing in this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or its Affiliates, nor shall this Agreement interfere in any manner with the right of the Company or its Affiliates to terminate the employment or service of Participant with or without Cause at any time.

    12.    Incorporation of Plan Provisions. This Agreement is made pursuant to the Plan and is subject to all of the terms and provisions of the Plan as if the same were fully set forth herein. In the event that any provision of this Agreement conflicts with the Plan, the provisions of the Plan shall control. Participant acknowledges receipt of a copy of the Plan and agrees that all decisions under and interpretations of the Plan by the Committee shall be final, binding and conclusive upon Participant.

13.    Headings. The headings of the various sections and subsections of this Agreement have been inserted for convenient reference only and shall not be construed to enlarge, diminish or otherwise change the express provisions hereof.

    14.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

15.    Section 409A. The compensation payable pursuant to the Subject Award is intended to be exempt from, or otherwise in compliance with, Section 409A of the Code and this Agreement shall be administered and construed to the fullest extent possible to reflect and implement such intent. Anything to the contrary herein notwithstanding, if, at the time of a Participant’s Separation from Service with the Company and its Affiliates, such Participant is a “specified employee” (as defined in Section 409A of the Code), and the deferral of the commencement of any amount of the payments or benefits otherwise payable pursuant to the Plan is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then, to the extent permitted by Section 409A of the Code, such payments or benefits hereunder (without any reduction in the payments or benefits ultimately paid or provided to Participant) will be deferred until the earlier to occur of (i) Participant’s death or (ii) the first business day that is six (6) months following Participant’s Separation from Service with the Company and its Affiliates (the “Six-Month Delay Toggle”). Any payments or benefits deferred due to the Six-Month Delay Toggle will be paid in a lump sum (without interest) to Participant on the earliest to occur of clause (i) or (ii) in the immediately preceding sentence.

16.    No Voting Rights. Anything to the contrary herein notwithstanding, in no event shall Participant have any right to vote any, or to exercise any other rights, powers, and privileges of a holder of the Units with respect to any Restricted Incentive Units granted hereunder until such time that (i) the Restriction Period applicable to such Restricted Incentive Units or a portion thereof shall have terminated (and all other conditions to payment with respect thereto have been fulfilled), (ii) such Restricted Incentive Units are converted into the right to receive Units, and (iii) such Units are delivered to Participant.

17.    Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

ENLINK MIDSTREAM, LLC
By: EnLink Midstream Manager, LLC

________________________________________
Jesse Arenivas
Chief Executive Officer

PARTICIPANT:

Name: ______________________

SCHEDULE A
RESTRICTIVE COVENANTS

For the avoidance of doubt, Participant only makes the agreements contemplated in, and is only bound by, this Schedule A in connection with his or her Early Retirement, Intermediate Retirement or Normal Retirement. In partial consideration for Participant’s access to confidential information (the access to which Participant hereby acknowledges) and eligibility for and receipt of the benefits provided by Early Retirement, Intermediate Retirement, or Normal Retirement by that certain Restricted Incentive Unit Agreement to which this Schedule A is attached (the “Agreement”), Participant hereby agrees as follows:

1.    Restrictive Covenants.

(a)    Covenant not to Solicit Customers. Participant agrees that while employed by a member of the Company Group and for a period of 12 months after his or her Early Retirement, Intermediate Retirement or Normal Retirement, as applicable, Participant shall not (i) persuade or encourage any Person that was a client or customer of any member of the Company Group at any time during the 12 months prior to his or her Early Retirement, Intermediate Retirement or Normal Retirement, as applicable, to cease conducting or fail to renew existing business with that member of the Company Group, or (ii) use any confidential or proprietary information of any member of the Company Group to directly or indirectly solicit business from, or to interrupt, disturb, or interfere with any member of the Company Group’s relationships with, any Person that was a client or customer of any member of the Company Group at any time during the 12 months prior to his or her Early Retirement, Intermediate Retirement, or Normal Retirement, as applicable.

(b)    Covenant not to Solicit Employees. Participant agrees that while employed by any member of the Company Group and for a period of 24 months after his or her Early Retirement, Intermediate Retirement, or Normal Retirement, as applicable, Participant shall not solicit, endeavor to entice, or induce any employee of any member of the Company Group to terminate such Person’s employment or service with such member or accept employment with anyone else; provided, however, that a general solicitation of the public for employment shall not constitute a solicitation hereunder.

2.    Specific Performance. Recognizing that irreparable damage will result to the Company Group in the event of the breach or threatened breach of any of the foregoing covenants and assurances by Participant contained in paragraph 1 of this Schedule A, and that the Company Group’s remedies at law for any such breach or threatened breach will be inadequate, the members of the Company Group and their successors and assigns, in addition to such other remedies that may be available to them, shall be entitled to an injunction, including a mandatory injunction (without the necessity of (i) proving irreparable harm, (ii) establishing that monetary damages are inadequate or (iii) posting any bond with respect thereto), to be issued by any court of competent jurisdiction ordering compliance with the Agreement or enjoining and restraining Participant, and each and every Person, firm or company acting in concert or participation with him or her, from the continuation of such breach and, in addition thereto, he or she shall pay to such affected member of the Company Group all ascertainable damages, including costs and reasonable attorneys’ fees sustained by such affected member or members of the Company Group by reason of the breach or threatened breach of said covenants and assurances.

3.    Clawback. Participant agrees that in the event that the Committee determines that Participant has breached any term of this Schedule A, in addition to any other remedies at law or in equity that any affected member of the Company Group may have available to it or them, the Committee may in
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its sole discretion require that Participant, within five (5) business days of receipt of written demand therefor, repay to the Company the amount of any Distribution Equivalent Payments paid to Participant pursuant to Section 4 of the Agreement and return to the Company the Units (or other benefits) delivered to Participant in connection with Section 3(c) of the Agreement (or in the event Participant has ceased to hold such Units (or such other benefits), an amount equal to the Fair Market Value thereof as in effect as of the date of such written demand).

4.    Miscellaneous.

(a)    Participant has carefully read and considered the provisions of this Schedule A and, having done so, agrees that the restrictions set forth in this Schedule A (including the relevant time periods, scope of activity to be restrained, and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company Group and their respective officers, directors, managers, employees, creditors, partners, members, and unitholders. Participant understands that the restrictions contained in this Schedule A may limit his or her ability to engage in a business similar to the business of any member of the Company Group, but acknowledges that he or she will receive sufficiently high remuneration and other benefits from the Company Group to justify such restrictions.

(b)    The covenants and obligations of Participant set forth in this Schedule A are in addition to and not in lieu of or exclusive of, any other obligations and duties of Participant to the Company Group, whether express or implied in fact or in law.

(c)    In the event that any provision of this Schedule A relating to the relevant time periods, scope of activity and/or the areas of restriction hereunder shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope or areas such court deems reasonable and enforceable, the relevant time periods, scope of activity and/or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period, scope of activity and/or areas of restriction.

(d)    The restrictive covenants set forth in this Schedule A are personal and not assignable by Participant but they may be assigned by the Company without notice to or consent of Participant to, and shall thereafter be binding upon and enforceable by, (i) any member of the Company Group, or (ii) any Person that acquires or succeeds to substantially all of the business or assets of any member of the Company Group (and such Person shall be deemed to be included in the definition of the “Company” and the “Company Group” for all purposes of this Schedule A).
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